Whitestone REIT Reports Second Quarter 2018 Results

- Operating Portfolio Occupancy Expands 170 Basis Points to 91.5% from the Prior-Year Quarter-
- Net Income per Share of $.04-
-Same Store NOI Growth of 3.1% from the Prior-Year Quarter -
- Leasing Volume: 258,597 SF and $20.3 Million in Total Lease Value -
- GAAP Rental rates grow 9.7% on new and renewal leases (trailing twelve months) -
- Reaffirms 2018 Full Year Guidance -
HOUSTON, August 1, 2018 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the second quarter ended June 30, 2018. Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “E-Commerce Resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the communities in which they are located.
Highlights

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Second Quarter 2018 Compared to Second Quarter 2017:

Results in 2018 include impact of $1.9 million, or $0.04 per share, for professional fees and related expenses incurred in connection with our 2018 Annual Meeting.

•	9.5% growth in revenues to $33.1 million

•	Net income attributable to Whitestone REIT of $1.7 million, or $0.04 per diluted share, versus $2.0 million, or $0.05 per diluted share

•	11.8% growth in net operating income (“NOI”) to $22.7 million

•
G&A Costs, excluding professional fees and related expenses incurred in connection with our 2018 Annual Meeting and acquisition expenses, incurred in 2017, improved to 14.4% of revenue, compared to 17.0%

•	Funds from Operations (“FFO”) were $9.0 million, or $0.21 per diluted share, compared to $8.5 million or $0.22 per diluted share

•
FFO, excluding professional fees and related expenses incurred in connection with our 2018 Annual Meeting and acquisition expenses, incurred in 2017, increased 16.8% to $10.8 million, or $0.26 per diluted share

•	FFO Core was $12.3 million, or $0.29 per diluted share, compared to $11.6 million, or $0.31 per diluted share

Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT commented, “Whitestone continued to produce strong same store NOI growth as our leasing team continued to execute exceptionally well. The team leased 258,597 square feet in the second quarter bringing our first half of the year total to a company record for leasing of over 632,000 square feet to start 2018. Furthermore, we are particularly pleased to report significant progress in our long-term goals, making meaningful progress in improving our general and administrative cost as a percentage of revenue. As we look ahead, we expect to build on our positive first half results in our efforts to drive cashflow through our differentiated, E-Commerce Resistant business model to enhance long term, sustainable shareholder value.”

Real Estate Portfolio Update
Community Centered PropertiesTM Portfolio Statistics:
As of June 30, 2018, Whitestone wholly owned 58 Retail Community Centered PropertiesTM with 4.9 million square feet of gross leasable area ("GLA"). Whitestone’s properties are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (7), Houston (16) and the greater Phoenix metropolitan area (27). In addition to being business friendly, the Texas and Arizona markets are among the top in the country in terms of size, economic strength and population growth. Between 2017 and 2022, all of these cities are expected to experience significant population growth, led by Austin and Dallas-Fort Worth each at +9.7%, San Antonio at +8.6%, Houston at +8.0% and Phoenix at +6.6% (1). Whitestone believes that the Company’s properties in these markets are

(1) Source: Claritas, as of April 2017
located on the best retail corners embedded in affluent communities. The Company also owns a majority interest in and manages 14 properties containing 1.5 million square feet of GLA through its investment in Pillarstone Capital REIT Operating Partnership, L.P.
At the end of the second quarter, the Company's diversified tenant base in its wholly-owned properties comprised 1,308 tenants, with the largest tenant accounting for only 3% of annualized base rental revenues.
Leasing Activity:
During the second quarter of 2018, the leasing team signed 96 leases totaling 258,597 square feet in new, expansion and renewal leases, compared to 89 leases totaling 231,244 square feet in the second quarter of 2017. The total lease value was $20.3 million compared to $21.0 million during the same period last year. Through June 30, 2018, leasing volume was 632,108 square feet compared to 451,537 square feet in the prior year.
The Company's total operating portfolio occupancy stood at 91.5% at quarter end, up 170 basis points from 89.8% at June 30, 2017.
Balance Sheet and Liquidity
Balance Sheet:
Reflecting the Company’s acquisition and disposition activity during the quarter and selective development and redevelopment, undepreciated real estate assets increased $9.2 million, or 0.8% to $1.15 billion at June 30, 2018 compared to $1.14 billion at June 30, 2017.
Liquidity and Debt:
As of June 30, 2018, 49 of Whitestone's 58 wholly-owned properties were unencumbered by mortgage debt, with an undepreciated cost basis of $751.7 million. The Company had total real estate debt, net of cash of $666.2 million, of which $428.1 million, or approximately 64%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the second quarter was 3.9% and the weighted average remaining term was 4.8 years.
Dividend
On June 13, 2018, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the third quarter of 2018, to be paid in three equal installments of $0.095 in July, August, and September of 2018.

2018 Guidance
The Company reaffirms its previously released guidance for 2018 and expects net income attributable to Whitestone REIT for 2018 to range from $0.27 to $0.32 per share and FFO and FFO Core to range from $0.96 to $1.01 and $1.19 to $1.24 per share, respectively. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the impact of professional fees and related expenses related to our 2018 Annual Meeting, the operational or capital impact of any future unannounced acquisition or any disposition activity. Please refer to the “2018 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2018 Financial Guidance” sections of the supplemental data package for the full list of guidance information.
Accounting Treatment of Pillarstone OP
In November 2017, we received a comment letter from the Staff of the Division of Corporation Finance of the SEC (the “Staff”) relating to our Annual Report on Form 10-K for the year ended December 31, 2016. In their letter, the Staff requested that we provide them with an analysis to support our determination that Pillarstone OP is a variable interest entity (“VIE”) of which we are the primary beneficiary and that Pillarstone OP should be consolidated in our financial statements in accordance with GAAP. In response to the Staff’s comment, we provided the Staff with our analysis of our accounting and financial reporting obligations relating to our interest in Pillarstone OP. After communicating our analysis and conclusions to the Staff and responding to additional questions from the Staff relating to this matter, the Staff did not object to or otherwise take exception to our initial determinations at the time of the consummation of the Pillarstone OP contribution transactions in December 2016 but provided a verbal reminder that the determination of the primary beneficiary of a VIE should be continually reassessed, noting that the initial terms of our Management Agreements with respect to Pillarstone OP expired in December 2017, and suggesting that we consider pre-clearing future accounting treatment of Pillarstone OP with the Staff of the Office of the Chief Accountant (“OCA”).
In connection with the preparation and review of our financial statements for the quarter ended March 31, 2018, we concluded, in accordance with the Staff’s recommendation, and after consultation with our outside accounting advisors, that it would be prudent to seek the pre-clearance of the OCA of our proposed treatment of Pillarstone OP in our financial statements for such quarter. Accordingly, in April 2018, we submitted a letter to the OCA seeking their concurrence with our determinations that we maintained our status as the primary beneficiary of Pillarstone OP and, accordingly, should continue to consolidate Pillarstone OP in our financial statements for the quarter ended March 31, 2018 in accordance with GAAP. After further correspondence, including telephonic meetings between us, our advisors and the OCA, the OCA informed us that it objected to our conclusions that we were the primary beneficiary of Pillarstone OP and were required to consolidate it in our financial statements under the VIE accounting guidance since the contribution in December 2016 and during the subsequent periods. We and our independent registered public accounting firm respectfully disagreed with the OCA’s determination and made a formal appeal to the Chief Accountant of the SEC.
On July 30, 2018, the Chief Accountant of the SEC informed us that our formal appeal was denied and that the OCA objects to our consolidation of Pillarstone OP in our financial statements under the VIE accounting guidance since the contribution in December 2016. As a result, we should not have consolidated Pillarstone OP in our financial statements under VIE accounting guidance in our historical financial statements for the years ended December 31, 2016 and 2017 and the interim periods. After consideration of the OCA’s objection to our original accounting, we determined that the Pillarstone OP contribution agreements did not meet the requirements for derecognition of the underlying assets and we have revised our accounting treatment accordingly. The revised accounting treatment did not result in a material difference from the previous accounting.
Conference Call Information
In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, August 2, 2018 at 11:00 A.M. Eastern Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:
Toll-Free Number (for domestic participants):    (800) 239-9838
Toll Number (for international participants):        (323) 794-2551
The conference call will be recorded and a telephone replay will be available through Thursday, August 16, 2018. Replay access information is as follows:

Toll-Free Number (for domestic participants):	(844) 512-2921
Toll Number (for international participants):	(412) 317-6671
Pass Code (for all participants):	2887689

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.
The second quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.
Supplemental Financial Information
Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.
About Whitestone REIT

Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality "e-commerce resistant" neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone's optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the communities in which they are located. Whitestone's properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. Visit www.whitestonereit.com for additional information.
Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.
The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rate of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; the Company’s ability to raise capital for working capital, acquisition or other uses on attractive terms or at all; the impact of the de-consolidation of Pillarstone OP on our historical and future financial statements, current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including the impact of the Tax Cuts and Jobs Act of 2017; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission (“SEC”) from time to time.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.
FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.
Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.
FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets, acquisition costs, and proxy contest professional fees. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.
NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.
Whitestone REIT Contact:
Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per unit data)

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$1,149,528	$1,149,454
Accumulated depreciation	(141,442)	(131,034)
Total real estate assets	1,008,086	1,018,420
Cash and cash equivalents	3,125	5,005
Restricted cash	213	205
Marketable securities	—	32
Investment in real estate partnership	4,421	4,009
Escrows and acquisition deposits	6,515	7,916
Accrued rents and accounts receivable, net of allowance for doubtful accounts	20,464	21,140
Unamortized lease commissions and loan costs	6,911	7,157
Prepaid expenses and other assets	10,217	6,198
Total assets	$1,059,952	$1,070,082

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$667,595	$659,068
Accounts payable and accrued expenses	29,157	35,536
Tenants' security deposits	5,769	5,694
Dividends and distributions payable	11,628	11,466
Total liabilities	714,149	711,764
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 39,743,829 and 39,221,773 issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	38	38
Additional paid-in capital	524,191	521,314
Accumulated deficit	(194,518)	(176,770)
Accumulated other comprehensive gain	6,430	2,936
Total Whitestone REIT shareholders' equity	336,141	347,518
Noncontrolling interests:
Redeemable operating partnership units	9,662	10,800
Total equity	345,803	358,318
Total liabilities and equity	$1,059,952	$1,070,082

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Property revenues
Rental revenues	$24,650	$23,010	$49,596	$44,306
Other revenues	8,422	7,198	17,072	14,169
Total property revenues	33,072	30,208	66,668	58,475

Property expenses
Property operation and maintenance	5,838	5,375	11,546	10,869
Real estate taxes	4,485	4,487	9,142	8,407
Total property expenses	10,323	9,862	20,688	19,276

Other expenses (income)
General and administrative	6,624	5,848	12,938	12,017
Depreciation and amortization	7,396	6,681	14,617	12,689
Interest expense	6,854	5,629	13,355	10,782
Interest, dividend and other investment income	(119)	(101)	(218)	(239)
Total other expense	20,755	18,057	40,692	35,249

Income before gain (loss) on sale or disposal of properties or assets and income taxes	1,994	2,289	5,288	3,950

Provision for income taxes	(84)	(89)	(213)	(170)
Gain on sale of properties	—	16	266	16
Profit sharing expense	(81)	(101)	(203)	(165)
Loss on sale or disposal of assets	(74)	(72)	(271)	(95)

Net income	1,755	2,043	4,867	3,536

Net income attributable to noncontrolling interests	45	60	128	114
Less: Net income attributable to noncontrolling interests	45	60	128	114

Net income attributable to Whitestone REIT	$1,710	$1,983	$4,739	$3,422

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.04	$0.05	$0.12	$0.10
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.04	$0.05	$0.11	$0.10

Weighted average number of common shares outstanding:
Basic	39,204	35,716	39,136	32,583
Diluted	40,679	36,544	40,519	33,493

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.5700	$0.5700

Consolidated Statements of Comprehensive Income

Net income	$1,755	$2,043	$4,867	$3,536

Other comprehensive gain

Unrealized gain (loss) on cash flow hedging activities	913	(780)	3,558	(48)
Unrealized gain on available-for-sale marketable securities	—	33	18	33

Comprehensive income	2,668	1,296	8,443	3,521

Less: Net income attributable to noncontrolling interests	45	60	128	114
Less: Comprehensive gain (loss) attributable to noncontrolling interests	23	(22)	93	(1)

Comprehensive income attributable to Whitestone REIT	$2,600	$1,258	$8,222	$3,408

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
FFO AND FFO CORE	2018	2017	2018	2017
Net income attributable to Whitestone REIT	$1,710	$1,983	$4,739	$3,422
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	7,124	6,445	14,101	12,240
Loss on sale or disposal of assets and properties, net	74	55	5	77
Net income attributable to redeemable operating partnership units	45	60	128	114
FFO	8,953	8,543	18,973	15,853
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,489	2,390	3,397	4,841
Acquisition costs	—	716	—	1,134
Proxy contest professional fees	1,854	—	2,534	—
FFO Core	$12,296	$11,649	$24,904	$21,828

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$8,953	$8,543	$18,973	$15,853
Distributions paid on unvested restricted common shares	(67)	(105)	(108)	(200)
FFO excluding amounts attributable to unvested restricted common shares	$8,886	$8,438	$18,865	$15,653
FFO Core excluding amounts attributable to unvested restricted common shares	$12,229	$11,544	$24,796	$21,628
Denominator:
Weighted average number of total common shares - basic	39,204	35,716	39,136	32,583
Weighted average number of total noncontrolling OP units - basic	1,033	1,086	1,058	1,093
Weighted average number of total common shares and noncontrolling OP units - basic	40,237	36,802	40,194	33,676

Effect of dilutive securities:
Unvested restricted shares	1,475	828	1,383	910
Weighted average number of total common shares and noncontrolling OP units - diluted	41,712	37,630	41,577	34,586

FFO per common share and OP unit - basic	$0.22	$0.23	$0.47	$0.46
FFO per common share and OP unit - diluted	$0.21	$0.22	$0.45	$0.45

FFO Core per common share and OP unit - basic	$0.30	$0.31	$0.62	$0.64
FFO Core per common share and OP unit - diluted	$0.29	$0.31	$0.60	$0.63

(1)	Includes pro-rata share attributable to Pillarstone OP.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$1,710	$1,983	$4,739	$3,422
General and administrative expenses	6,624	5,848	12,938	12,017
Depreciation and amortization	7,396	6,681	14,617	12,689
Interest expense	6,854	5,629	13,355	10,782
Interest, dividend and other investment income	(119)	(101)	(218)	(239)
Provision for income taxes	84	89	213	170
Gain on sale of properties	—	(16)	(266)	(16)
Profit sharing expense	81	101	203	165
Loss on disposal of assets	74	72	271	95
Net income attributable to noncontrolling interests	45	60	128	114
NOI	$22,749	$20,346	$45,980	$39,199